EXHIBIT 4.2

      THIS OFFER EXPIRES AT 5:00 P.M. EASTERN STANDARD TIME ON ___________*

                        PARAGON ACQUISITION COMPANY, INC.
                               SUBSCRIPTION RIGHTS

                                Subscription Form

Dear Stockholder:

As a stockholder of St. Lawrence Seaway Corporation, Inc. ("St. Lawrence"), on ___________, 1996, the Record Date for Paragon's distribution of its shares of Common Stock, par value, $.01 per share and non-transferable rights (the "Subscription Rights"), you have been issued Subscription Rights equal to the number of shares of common stock held by you on the Record Date. You are entitled to exercise your Subscription Rights to purchase two (2) additional shares of Paragon for every one (1) Subscription Right held at a Subscription Price per share to be set by Paragon in a prospectus contained in a post-effective amendment to Paragon's Registration Statement which shall be filed in accordance with and upon the terms and conditions set forth in the Company's Prospectus dated _____________, 1996 (the "Prospectus"). The terms and conditions of the Subscription Rights and the Subscription Period as set forth in the Prospectus are incorporated herein by reference. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus.

In accordance with the Over-Subscription Privilege, as a Record Date stockholder, you are also entitled to subscribe for additional shares of Common Stock of Paragon if all subscriptions have been filled and you have elected to fully exercise all Subscription Rights issued to you. If there are insufficient shares of Common Stock remaining to satisfy all requests pursuant to the Over-Subscription Privilege, the available shares will be allocated in proportion to the number of Subscription Rights originally issued to you.


                     SAMPLE CALCULATION OF THE SUBSCRIPTION

                                                                                        For example, the
                                                            Number of Subscription      Subscription Price is
                                                            Rights multiplied by two    $1.00 per Share or $2.00
Number of shares of St.                                     = number of Shares          per Subscription Right.
Lawrence owned on the           Number of Subscription      available to you under      In this example, if the
Record  Date:                   Rights issued:              the Subscription:           full Subscription was
                                                                                        exercised, the total
                                                                                        Estimated Subscription
                                                                                        Price would be:
------------------------------ ---------------------------- --------------------------- ----------------------------
100                            100                          200                         $200
------------------------------ ---------------------------- --------------------------- ----------------------------








                       HOW TO EXERCISE SUBSCRIPTION RIGHTS

In order to Exercise your Subscription Rights, you must either (a) complete and sign this Subscription Form and return it together with payment of the Subscription Price, or (b) present a properly completed Notice of Guaranteed Delivery, in either case to the Subscription Agent, Continental Stock Transfer & Trust Company, before 5:00 p.m. Eastern Standard Time, on ___________, 1996* (the "Expiration Date").

                  By Mail or Express Mail
                  By Hand or Overnight Courier
                  --------------------------------------
                  Continental Stock Transfer & Trust Company
                  2 Broadway, 19th Floor
                  New York, NY 10004
                  Attn: Compliance Department

FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE PER SHARE FOR ALL SHARES SUBSCRIBED FOR PURSUANT TO BOTH THE SUBSCRIPTION AND THE OVER-SUBSCRIPTION PRIVILEGE MUST ACCOMPANY THIS SUBSCRIPTION FORM AND MUST BE MADE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES AND MADE PAYABLE TO PARAGON ACQUISITION COMPANY, INC. ALTERNATIVELY, IF A NOTICE OF GUARANTEED DELIVERY IS USED, FULL PAYMENT, AS DESCRIBED IN THE NOTICE OF GUARANTEED DELIVERY, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT NO LATER THAN THE THIRD (3rd) BUSINESS DAY FOLLOWING THE EXPIRATION DATE. PLEASE SEE "PAYMENT FOR SHARES" IN THE PROSPECTUS FOR ADDITIONAL INFORMATION.


                 THESE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE.










*UNLESS EXTENDED

                                       2






In order to exercise your Subscription Rights, you must complete Parts 1 and 2 below. Complete Part 2 only if applicable.

PART 1: If you choose to subscribe for Shares, please complete the following:

    /  /     I wish to subscribe for the following number of shares pursuant to the Subscription:

             ______________ x $______ per Share   =      $____________
             number of shares

    /  /     I wish to exercise my Over-Subscription Privilege (*):

             ______________ x $______  per Share   =     $____________
             number of
             additional shares


                          AMOUNT ENCLOSED $____________

(*) You can only over-subscribe if you have fully exercised your Subscription. There is no limit as to the number of Shares you may subscribe for pursuant to the Over-Subscription Privilege. If there are insufficient Shares available to satisfy all requests, the Shares will be allocated in proportion to the number of Subscription Rights originally issued to you.

--------------------------------------------------------------------------------

Signature of stockholder(s):


Printed Name: _______________________  Telephone number: (  )__________________

Please note that all stock certificates and refund checks, if any, will be delivered to the address of record, which is the address to which the materials for this offering were delivered. If you wish to change the address of record, please provide separate written instructions, sign the instructions, and deliver them to the Subscription Agent.


--------------------------------------------------------------------------------

PART 2: The following broker-dealer is hereby designated as having been instrumental in the exercise of the rights hereby exercised:

FIRM:  ________________________________________________________________________


REPRESENTATIVE NAME: __________________________________________________________


REPRESENTATIVE NUMBER: ________________________________________________________




                                       3